Exhibit 5.1

April 7, 2022

PHX Minerals Inc.
1601 NW Expressway, Suite 1100
Oklahoma City, Oklahoma  73118

Re:	PHX Minerals Inc. – Post-Effective Amendment to Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to PHX Minerals Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Post-Effective Amendment No. 1 (the “Amendment”) to the Registration Statement on Form S-3, File No. 333-262165 (as amended, the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed resale by certain selling stockholders of up to 1,519,481 shares of Common Stock, par value $0.01666 per share (the “Shares”), originally issued to such selling stockholders pursuant to the Purchase and Sale Agreement, dated November 10, 2021, by and between such selling stockholders and the Company (the “Purchase and Sale Agreement”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed as to any matter pertaining to the contents of the Registration Statement or related prospectus (including any prospectus supplements, the “Prospectus”), other than as expressly stated in this opinion letter with respect to the Shares.

As such counsel, we have examined those matters of fact and questions of law as we have considered appropriate for purposes of this opinion letter. We have examined and relied upon the Certificate of Incorporation and Bylaws of the Company, each as restated and/or amended to date, the Registration Statement, including the Prospectus, the Purchase and Sale Agreement, certain resolutions adopted by the Board of Directors of the Company and originals, or copies certified to our satisfaction, of such other records, documents, certificates, opinions, memoranda, and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. As to certain factual matters, we have relied upon a certificate of certain officers of the Company and have not independently sought to verify such matters.

In rendering this opinion, we have assumed without independent verification: (i) the genuineness and authenticity of all signatures on original documents; (ii) the authenticity of all documents submitted to us as originals; (iii) the conformity to originals of all documents submitted to us as copies; (iv) the accuracy, completeness, and authenticity of certificates of public officials; and (v) that each natural person signing any document reviewed by us had the legal capacity to do so.

JW | Houston	1401 McKinney, Suite 1900 • Houston, Texas 77010	| www.jw.com | Member of GLOBALAW™

PHX Minerals Inc.
April 7, 2022

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date of this opinion letter, the Shares are validly issued, fully paid and non-assessable.

We are opining herein as to the Delaware General Corporation Law, and we express no opinion with respect to any other laws. Except as set forth in the preceding sentence, we are not rendering any opinion as to compliance with any federal or state law, rule, or regulation relating to the Shares, or to the sale or issuance thereof. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law. We note that our legal opinion is an expression of professional judgment and is not a guarantee of result.

This opinion letter is for your benefit in connection with the Amendment and may be relied upon by you and by persons entitled to rely upon it under the applicable provisions of the Securities Act. We hereby consent to the filing of this opinion letter as an exhibit to the Amendment and to the reference to our firm under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are experts with respect to any part of the Registration Statement or the Prospectus, within the meaning of the term “expert” as used in Section 11 of the Securities Act, or the rules and regulations of the Commission thereunder, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Jackson Walker LLP